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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 6, 2006

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

      Delaware                    001-07731                   22-3285224
      --------                    ---------                   ----------
  (State Or Other               (Commission                 (IRS Employer
  Jurisdiction Of               File Number)              Identification No.)
   Incorporation)

                  9 Entin Road, Parsippany, New Jersey           07054
                  ------------------------------------           ------
                (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
                                 --------------
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
              DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On June 6, 2006, the Board of Directors of Emerson Radio Corp. (the "Company") appointed John Florian as the Principal Accounting Officer of the Company.

         Mr. Florian, 49, is presently the Corporate Controller and the Deputy Chief Financial Officer of the Company. Mr. Florian has served as the Corporate Controller of Emerson since January 2005 and as Deputy Chief Financial Officer since May 2006 and will retain those titles. From 2002-2004, Mr. Florian held the position of US Controller at DSM Nutritional Products, Inc., formerly Roche Vitamins Inc. and Hoffmann-LaRoche ("DSM"). From 2000-2002, he served as Director of Financial Accounting of DSM and, prior to 2000, Mr. Florian served as a Financial Management Analyst at DSM.

         Mr. Florian attended William Paterson College where he earned a BA in Accounting and is a member of the New Jersey State Society of Certified Public Accountants (NJSCPA).

         Mr. Florian was appointed Deputy CFO on an at-will basis, in accordance with the terms set forth in an offer letter to him which he accepted in May 2006. In accordance with the offer letter, Mr. Florian receives an annual salary of $135,000 and other benefits consistent with the Company's standard employee benefit package, including medical and long term disability coverage, participation in the Company's 401K plan, vacation time and company holidays.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EMERSON RADIO CORP.


                                         By: /s/ Geoffrey P. Jurick
                                            ----------------------------------
                                          Name:  Geoffrey P. Jurick
                                          Title: President

Dated:  June 23, 2006